EXHIBIT 10.1

Business Confidential Proprietary Information
Confidential information has been omitted in places marked “*****” and has been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.
United States Enrichment Corporation
A Centrus Energy Corp. Subsidiary

Philip G. Sewell
Senior Vice President & Chief Development Officer
(301) 564-3305 phone
(301) 564-3205 fax
June 18, 2015
Business Confidential Proprietary Information
Mr. Sergey I. Polgorodnik
First Deputy General Director
Joint Stock Company "TENEX"
Ozerkovskaya nab., 28 bld. 3
Moscow, 115184, Russia

Ref:	Enriched Product Transitional Supply Contract, TENEX Contract No. 08843672/110033-051, USEC Contract No. EC-SC01-11-UE-03127, as amended (the “Contract”)

Subject:	Modification to the Contract
Dear Mr. Polgorodnik:
We have determined that United States Enrichment Corporation ("USEC") will order at least 978,000 separative work units from Joint Stock Company "TENEX" ("TENEX") under the Contract for delivery in 2015. In order for USEC to make this purchase, we need a small part of U.S. Consumption Quota Amount in addition to the increase of Initial USEC U.S. Consumption Quota Amount to which USEC is entitled pursuant to ***** the Contract (as modified by Amendment No. 004 dated September 10, 2014).
Accordingly, we propose that, by execution of this amending letter agreement to the Contract and pursuant to Paragraph I-4 of the Contract, TENEX and USEC agree to amend Appendix I to the Contract (as previously modified by Amendment No. 004 dated September 10, 2014) by *****.
This letter agreement, once countersigned by TENEX, shall constitute a supplement to the Contract under Section 20.04 of the Contract and to the extent that it is not consistent with an express terms of the Contract, this letter agreement shall control. All capitalized terms used but not defined in this letter agreement shall have the meanings ascribed to such terms in the Contract.
Please indicate your agreement to all of the above by signing on behalf of TENEX in the space provided below. This letter agreement shall be effective as of the first date by that TENEX has signed in the space provided. This letter agreement may be signed in counterparts and delivered by any of the means permitted by Section 16.01 of the Contract, including by electronic mail in Adobe portable document format

(.pdf) to the electronic mail addresses in Section 16.01. A counterpart document (including in .pdf format) signed by a Party shall constitute an original and all such signed counterparts assembled together shall constitute a fully executed agreement.
Sincerely,
/s/ Philip G. Sewell
Philip G. Sewell
Agreed on behalf of Joint Stock Company "TENEX"

/s/ Sergey I. Polgorodnik
(signature)

Sergey I. Polgorodnik
(name)

First Deputy General Director
(title)

June 22, 2015
(date)